Exhibit 24






               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-58686) and in the Registration Statements on Form S-8 (Nos. 2-63038, 2-84088, 33-15319, 33-16790, 33-28413, 33-35305 and 33-50813) of Gannett Co., Inc. of
our report dated January 27, 1994 appearing on page 47 of the Annual
Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 8 of this Form 10-K.


s/ PRICE WATERHOUSE
PRICE WATERHOUSE


Washington, D.C.
March 21, 1994